UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2008

INTERNATIONAL BANCSHARES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Commission File Number 0-9439

Texas	0-9439	74-2157138
(State or other Jurisdiction	(Commission File Number	(I.R.S. Employer
of incorporation or organization)		Identification No.)

1200 San Bernardo, Laredo, Texas		78040-1359
(Address of principal executive offices)		(ZIP Code)

(Registrant’s telephone number, including area code)  (956) 722-7611

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 23, 2008, as part of the Capital Purchase Program (the “CPP”) established by the United States Department of the Treasury (the “Treasury”) under the Emergency Economic Stabilization Act (the “EESA”), International Bancshares Corporation (“IBC”) entered into a Letter Agreement, incorporating an attached Securities Purchase Agreement - Standard Terms (collectively, the “Securities Purchase Agreement”) with the Treasury.  The closing of the transactions contemplated in the Securities Purchase Agreement also occurred on December 23, 2008.

Under the Securities Purchase Agreement, IBC agreed to sell 216,000 shares of IBC’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the “Senior Preferred Stock”), having a liquidation preference of $1,000 per share, for a total price of $216 million.  The Senior Preferred Stock will pay cumulative dividends at the rate of 5% per year for the first five years and 9% per year thereafter.  The Senior Preferred Stock has no maturity date and ranks senior to IBC’s common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution, and winding up of IBC.  The Senior Preferred Stock generally is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Senior Preferred Stock.

IBC may redeem the Senior Preferred Stock in whole or in part at par after three years from the date of the investment.  Prior to such date, IBC may redeem the Senior Preferred Stock in whole or in part at par if (i) IBC has raised aggregate gross proceeds in one or more Qualified Equity Offerings (as defined in the Securities Purchase Agreement) in excess of $54 million and (ii) the aggregate redemption price does not exceed the aggregate net proceeds from such Qualified Equity Offerings.  Any redemption is subject to the consent of the Federal Reserve Bank of Dallas, which is IBC’s primary Federal banking regulator.

In conjunction with the purchase of the Senior Preferred Stock, the Treasury received a warrant (the “Warrant”) to purchase 1,326,238 shares of IBC common stock (the “Warrant Shares”) at $24.43 per share, which would represent an aggregate common stock investment in IBC on exercise of the Warrant in full equal to 15% of the Senior Preferred Stock investment.  The term of the Warrant is ten years.  The per share exercise price and the number of shares issuable on exercise of the Warrant is subject to adjustment pursuant to customary anti-dilution provisions in certain events, such as stock splits, certain distributions of securities or other assets to holders of IBC’s common stock, and upon certain issuances of IBC’s common stock at or below specified prices relative to the initial per share exercise price of the Warrant.  The Warrant is immediately exercisable.  The number of shares issuable on exercise of the Warrant is also subject to reduction in certain limited events that involve IBC conducting Qualified Equity Offerings on or prior to December 31, 2009.

Both the Senior Preferred Stock and Warrant will be accounted for as components of Tier 1 capital.

The Senior Preferred Stock and the Warrant were issued in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as amended.  IBC has agreed to register the resale of the Senior Preferred Stock, the Warrant, and the issuance of the Warrant Shares, as soon as practicable after the date of the issuance of the Senior Preferred Stock and the Warrant.  Neither the Senior Preferred Stock nor the Warrant are subject to any contractual restrictions on transfer, except that Treasury may only transfer and/or exercise the Warrant with respect to an aggregate of one-half of the Warrant Shares prior to the earlier of (i) the date on which IBC has received aggregate gross proceeds of not less than $216 million from one or more Qualified Equity Offerings and (ii) December 31, 2009.

Copies of the Securities Purchase Agreement, the Warrant, the Certificate of Designations for the Senior Preferred Stock and the form of Senior Preferred Stock Certificate are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

A copy of  IBC’s December 23, 2008 press release announcing entry into the Securities Purchase Agreement with Treasury and the closing of the transactions contemplated thereby is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The information concerning the issuance and sale of Senior Preferred Stock and the Warrant set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Securityholders

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated herein by reference.

Prior to December 23, 2011, unless IBC has redeemed the Senior Preferred Stock or the Treasury has transferred the Senior Preferred Stock to a third party, the consent of the Treasury will be required for IBC to (1) declare or pay any dividend or make any distribution on its common stock (other than regular semi-annual cash dividends of not more than $0.33 per share of common stock) or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Securities Purchase Agreement.  Effective December 19, 2008, IBC terminated its Stock Repurchase Program.

In addition, under the Certificate of Designations described in Item 5.02, IBC’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that IBC fails to declare and pay (or set aside for payment) full dividends on the Senior Preferred Stock.

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In the Securities Purchase Agreement, IBC agreed that, until such time as Treasury ceases to own shares of Senior Preferred Stock, any portion of the Warrant or any Warrant Shares, IBC will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of EESA as implemented by any guidance or regulation under EESA and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with EESA.  Additionally, each of IBC’s senior executive officers, executed a waiver (the “Waiver”) voluntarily waiving any claim against Treasury or IBC for any changes to his compensation or benefits that are required to comply with the regulation issued by Treasury under the Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (collectively, “Benefit Plans”) as they relate to the period Treasury holds shares of Senior Preferred Stock, any portion of the Warrant or any Warrant Shares.  A copy of the Waiver is attached hereto as Exhibit 10.2.

Effective December 19, 2008, IBC terminated its Executive Incentive Compensation Plan because it did not comply with the EESA provisions.

Item 5.03   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 19, 2008, shareholders of IBC voted to amend IBC’s Articles of Incorporation to authorize the issuance of preferred stock of IBC.  On December 22, 2008, IBC filed with the Secretary of State of the State of Texas Articles of Amendment to IBC’s Articles of Incorporation that authorized the issuance of preferred stock of IBC and a Certificate of Designations establishing the Senior Preferred Stock.

On December 18, 2008, The Board of Directors adopted an amendment to IBC’s Amended and Restated By-Laws which added a new By-Law Section 8 of Article VIII.  The new By-Law Section provides that to the extent any provision of the By-Laws is inconsistent with IBC’s Articles of Incorporation, including any Certificate of Designations, such inconsistent provision shall be of no force or effect with respect to such matter.  Also, language was added to the By-Laws to clarify IBC’s ability to issue uncertificated shares.

Copies of the Articles of Amendment, the Certificate of Designations for the Senior Preferred Stock and the Amended and Restated By-Laws, as amended through December 18, 2008, are included as Exhibits to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.  The foregoing summary of certain provisions of these documents is qualified in its entirety by reference thereto.

Item 8.01.   Other Events

Effective December 19, 2008, the Board of Directors of IBC terminated IBC’s stock repurchase program.

Item 9.01 Financial Statements and Exhibits

3.1                               Articles of Amendment to IBC’s Articles of Incorporation.

3.2                               Certificate of Designations for 216,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, of IBC.

3.3                               Amended and Restated By-Laws of IBC as amended through December 18, 2008.

4.1                               Warrant to Purchase up to 1,326,238 shares of Common Stock.

4.2                               Form of Senior Preferred Stock Certificate.

10.1                         Letter Agreement, dated December 23, 2008, including Securities Purchase Agreement — Standard Terms, between IBC and Treasury.

10.2                         Form of Waiver Executed by Senior Executive Officers.

99.1                         Press Release of IBC dated December 23, 2008.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this report which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL BANCSHARES CORPORATION
(Registrant)

	By:	/s/ Dennis E. Nixon
Dennis E. Nixon, President
and Chief Executive Officer

Date: December 23, 2008